UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2021

MP MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39277	84-4465489
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
6720 Via Austi Parkway, Suite 450
Las Vegas, Nevada 89119
(Address of principal executive offices and Zip Code)
(702) 844-6111
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	MP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 15, 2021, MP Materials Corp., a Delaware corporation (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”).
At the Annual Meeting, the stockholders of the Company: (i) elected two Class I directors to serve until the 2024 Annual Meeting of Stockholders; and (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.
Proposal One. Election of two Class I directors to serve until the 2024 Annual Meeting of Shareholders. The final vote tabulation for each of the individual directors was as follows:

Director	Votes FOR	Votes WITHHELD	Broker Non-Votes
James H. Litinsky	107,557,073	243,821	21,472,824
Andrew A. McKnight	102,110,432	5,690,462	21,472,824
The term of office of each of Connie K. Duckworth, Daniel Gold, Maryanne R. Lavan, General Richard B. Myers and Randall J. Weisenburger continued following the Annual Meeting.
Proposal Two. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year. The final vote tabulation was as follows:

Votes FOR	Votes AGAINST	Abstentions
128,594,604	551,390	127,724

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 22, 2021	MP MATERIALS CORP.

		By:	/s/ Elliot D. Hoops
Elliot D. Hoops
General Counsel and Secretary
3